Exhibit 99.1

N E W S from Summit Bancshares, Inc.

For Immediate Release	For Information Contact:
December 8, 2004	Bob G. Scott, COO
(817) 877-2660

SUMMIT BANCSHARES ANNOUNCES
2 FOR 1 STOCK SPLIT

Fort Worth, Texas – Summit Bancshares, Inc. (Nasdaq: SBIT) today announced that the Board of Directors has declared a two (2) for (1) stock split to be effected as a 100% stock dividend.  The stock split is to be payable on December 31, 2004 to holders of record of the Company’s common stock as of the close of business on December 20, 2004.

Philip E. Norwood, Chairman, President and CEO, of Summit Bancshares, Inc., stated, “We believe this stock split will benefit our shareholders by increasing the shares outstanding and improving the liquidity of our common stock.”

SBI is a community oriented bank holding company with one banking subsidiary - Summit Bank, N.A.  The bank is engaged in full-service commercial and consumer banking in Tarrant County.  SBI is publicly-traded on the Nasdaq National Market System and listed under the symbol “SBIT”.

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Summit Bancshares, Inc. · 3880 Hulen Street, Ste. 300 · Fort Worth, Texas 76107
Telephone (817) 336-6817 · FAX (817) 877-2672 Web Site: www.summitbank.net